Exhibit 99.1
RAE Systems Reports First Quarter 2007 Results
Reports Revenue of $18.0 Million, Up From $12.4 Million in First Quarter 2006;
Company Reaffirms Revenue Guidance of $90 Million to $95 Million for Full Year
2007
SAN JOSE, CA, May 07, 2007 (MARKET WIRE via COMTEX News Network) — RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical and radiation detection monitors and networks for industrial applications and homeland security, today reported financial results and business highlights for the first quarter of 2007.
2007 First Quarter Financial Results
For the first quarter of 2007, RAE Systems reported revenue of $18.0 million, a 45 percent increase compared with revenue of $12.4 million for the same quarter in 2006. The growth in revenue reflects increased sales from all markets, with Asia delivering the greatest impact. Asia revenue grew by 91 percent, reflecting the strong growth in the China economy and the first contribution of revenue by RAE Fushun. Americas’ revenue grew by 27 percent, driven primarily by stronger business alignment with our channel partners and increased sales to industrial accounts. Europe’s revenue grew by 21 percent reflecting increased product sales in Eastern Europe and the Middle East.
Gross margin for the quarter was 51 percent, compared with 54 percent for the first quarter of 2006. The decrease was primarily attributable to a two percentage point margin decrease reflecting sales of lower margin products in China and a one percentage point decrease reflecting higher U.S. overhead expenses for labor and other indirect expenses. Our target gross margin is in the range of 50 percent to 55 percent.
For the first quarter of 2007, total operating expenses were $11.7 million, or 65 percent of revenue, which included $1.1 million for Polimaster arbitration expenses and $0.6 million recovery for the loss on abandonment of the company’s former Sunnyvale office space, compared with $8.3 million, or 67 percent of revenue for the first quarter of 2006.
The net loss for the first quarter of 2007 was $2.3 million, or $0.04 per share, compared with a net loss of $1.0 million, or $0.02 per share, for the first quarter of 2006.
“We reported record first quarter revenue in what is traditionally our slowest quarter of the year,” said Robert Chen, RAE Systems CEO. “With the exception of the Polimaster arbitration expenses, we are controlling our operating expenses. In the first quarter, we introduced three new products, which we expect to contribute to our continued growth and stronger future gross margins. RAE Fushun is beginning to contribute positively to our China growth strategy. In the first quarter, RAE Fushun has already secured over 20 mine safety certificates for all existing products. Finally, with the progress we have experienced in the first quarter, we remain confident about reaffirming our 2007 guidance. We expect revenue to be in the range of $90 million to $95 million and earnings per share to be positive for the year.”
First Quarter 2007 New Product and Business Highlights
New product highlights:
•	QRAE II, the second generation 4-gas monitor, is designed to meet multiple geographic safety standards and supports 8 languages including Arabic, Chinese, English, French, German, Japanese, Korean and Spanish.

•	DoseRAE, a Geiger-Muller tube-based, personal, electronic gamma radiation dosimeter, was jointly developed with SAIC. RAE Systems holds international distribution and manufacturing rights for this product.

•	AreaRAE Steel, the second generation, wireless multi-gas detector, was selected by the U.S. National Guard Civil Support teams as their standard for wireless gas and radiation detection. AreaRAE Steel has also proved useful in certain industrial applications where extreme ruggedness, chemical resistance, and ease of cleaning are important benefits.
Americas business highlights:
•	The key industrial sale of AreaRAE RDK, Weather Station, and PlumeRAE for detecting chlorine leaks and emergency response at the Phelps Dodge mining facility in Arizona. The company expects to see further wireless gas detection deployments in similar industrial applications.

•	HazMat and Homeland Security strategic wins included two major metropolitan fire departments in Canada — Toronto and Windsor, and other strategic wins in the United States.

•	The sale of an extensive wireless network of AreaRAE’s and ChemRAE’s to the Port of Barbados for public venue protection during the 2007 Cricket World Cup. This equipment will be redeployed as part of the Secure Port Program for the Caribbean region and provide a model for additional region ports.

•	U.S. Government projects included the sale of additional MultiRAE Plus 5-gas monitors to the United States Postal Inspectors Service to augment their existing inventory.
Europe business highlights:
•	The Selection of RAE Systems ToxiRAE II, single gas monitors by LINDE Gas for deployment at 6 facilities in Germany and Hungary.

•	The selection of AreaRAE Wireless monitors for worker safety and facility monitoring during plant turn-arounds by BP Petroleum in Azerbaijan. The company is continuing to see the adoption of AreaRAE by large global oil companies for this time critical application.

•	In the European first responder market, Germany’s largest fire truck manufacturer selected MiniRAE 2000 PID units for broadband VOC detection on their chemical accident response trucks. This sets the standard for ongoing deployment of our photoionization detection technology in this key European country.
China and Asia Pacific business highlights:
•	In the environmental safety and remediation market, the Korean government selected MiniRAE 2000 and MultiRAE Plus units for environmental remediation. The Korea Occupational Safety and Health Administration purchased MiniRAE 2000 PID, QRAE Plus and ToxiRAE II Oxygen gas detectors for regulatory inspection and enforcement.

•	In China, the company continued to see sales in the energy, metals and chemical processing markets. One new trend in China is the purchase of wireless toxic gas monitors for first responders.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include multi-sensor chemical detection, wireless gas detection, radiation and digital video monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 65 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

RAE Systems Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$12,969,000	$18,119,000
Short-term investments	—	3,248,000
Trade notes receivable	2,792,000	1,977,000
Accounts receivable, net of allowance for doubtful accounts of $675,000 and $843,000, respectively	17,933,000	16,966,000
Accounts receivable from affiliate	179,000	154,000
Inventory	15,131,000	15,382,000
Prepaid expenses and other current assets	3,499,000	2,530,000
Income tax receivable	1,316,000	968,000
Deferred tax assets, short-term	991,000	935,000

Total Current Assets	54,810,000	60,279,000

Property and equipment, net	15,186,000	15,120,000
Acquisition in-progress	—	820,000
Other intangible assets, net	5,740,000	5,304,000
Goodwill	4,475,000	3,760,000
Investment in unconsolidated affiliate	402,000	420,000
Deferred tax assets, long-term	3,401,000	3,402,000
Other long-term assets	658,000	648,000

Total Assets	$84,672,000	$89,753,000

Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$6,506,000	$7,187,000
Account payable to affiliate	259,000	360,000
Account payable to Fushun shareholder	2,669,000	3,926,000
Accrued liabilities	8,061,000	8,793,000
Notes payable to related parties, short-term	601,000	822,000
Income taxes payable	—	520,000
Deferred revenue, current portion	1,729,000	2,030,000

Total Current Liabilities	19,825,000	23,638,000

Deferred revenue, net of current portion	685,000	736,000
Deferred tax liabilities, long-term	439,000	438,000
Other long-term liabilities	1,365,000	1,045,000
Notes payable to related parties, long-term	3,277,000	3,222,000

Total Liabilities	25,591,000	29,079,000

Commitments and Contingencies (Note 5)
Minority Interest in Consolidated Entities	4,510,000	4,495,000
Shareholders’ Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 59,301,054 and 59,274,596 shares issued and outstanding, respectively	59,000	59,000
Additional paid-in capital	59,387,000	58,828,000
Accumulated other comprehensive income	1,551,000	1,245,000
Accumulated deficit	(6,426,000)	(3,953,000)

Total Shareholders’ Equity	54,571,000	56,179,000

Total Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity	$84,672,000	$89,753,000

RAE Systems Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Net Sales	$17,987,000	$12,426,000
Cost of Sales	8,832,000	5,716,000

Gross Profit	9,155,000	6,710,000

Operating Expenses:
Sales and marketing	5,353,000	4,071,000
Research and development	1,772,000	1,273,000
General and administrative	5,187,000	2,969,000
Adjustment to lease abandonment accrual	(611,000)	—

Total Operating Expenses	11,701,000	8,313,000

Operating Loss	(2,546,000)	(1,603,000)

Other Income/(Expense):
Interest income	65,000	174,000
Interest expense	(69,000)	(21,000)
Other, net	13,000	26,000
Equity in loss of unconsolidated affiliate	(18,000)	(64,000)

Total Other Income/(Expense)	(9,000)	115,000

Loss Before Income Taxes and Minority Interest	(2,555,000)	(1,488,000)
Income tax benefit	(207,000)	(179,000)

Loss Before Minority Interest	(2,348,000)	(1,309,000)
Minority interest in loss of consolidated subsidiaries	21,000	276,000

Net Loss	$(2,327,000)	$(1,033,000)

Basic Loss Per Common Share	$(0.04)	$(0.02)

Diluted Loss Per Common Share	$(0.04)	$(0.02)

Weighted average common shares outstanding — Basic	59,293,664	57,901,002
Stock options and warrants	—	—

Weighted average common shares outstanding — Diluted	59,293,664	57,901,002